Exhibit 5(b)

November 4, 2016

NextEra Energy, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

We have acted as counsel to NextEra Energy, Inc., a Florida corporation (“NEE”), in connection with the offer and sale of up to 13,800,000 shares of NEE’s common stock, $.01 par value (“Common Stock”), including up to 1,800,000 shares of Common Stock subject to an over-allotment option.
We have participated in the preparation of or reviewed (1) Registration Statement Nos. 333‑205558, 333‑205558‑01 and 333‑205558‑02 (the “Registration Statement”), which Registration Statement was filed jointly by NEE, NextEra Energy Capital Holdings, Inc. and Florida Power & Light Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); (2) the prospectus dated July 8, 2015 (the “Base Prospectus”) forming a part of the Registration Statement, as supplemented by a prospectus supplement dated November 1, 2016 (the “Prospectus Supplement”), both such Base Prospectus and Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act; (3) the “Forward Sale Agreements” which means, collectively, (i) the letter agreement, dated November 1, 2016, between NEE and Goldman, Sachs & Co. (the “Goldman Forward Counterparty”), (ii) the letter agreement, dated November 1, 2016, between NEE and Morgan Stanley & Co. LLC (the “Morgan Stanley Forward Counterparty”), (iii) the letter agreement, dated November 1, 2016, between NEE and Bank of America, N.A. (the “BofA Forward Counterparty” and together with the Goldman Forward Counterparty and the Morgan Stanley Forward Counterparty, the “Forward Counterparties”), and (iv) the form of letter agreement attached to the Agreement; (4) the corporate proceedings of NEE with respect to the Registration Statement, the Forward Shares (defined below) and the Forward Sale Agreements; and (5) such other corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.
Based on the foregoing, we are of the opinion that:
1.    Any shares of Common Stock that may be issued and delivered to the Forward Counterparties by NEE pursuant to the Forward Sale Agreements (the “Forward Shares”), when issued and delivered by NEE against payment of the purchase price or other consideration therefor in accordance with the provisions of the applicable Forward Sale

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Agreement, will be validly issued, fully paid and non‑assessable.
In rendering the foregoing opinions, we have assumed that: (1) the certificates representing any Forward Shares, if issued in certificated form, will conform to specimens examined by us and a direct registration or transaction advice representing such Forward Shares will be in the form or in substantially the form used by the registrar and transfer agent for shares of Common Stock issued without certificates, (2) the certificates representing any Forward Shares, if issued in certificated form will be duly countersigned by the transfer agent, (3) any Forward Shares will be duly registered by the registrar thereof and will be delivered against payment of the purchase price or other consideration for such Forward Shares, as provided in the applicable Forward Sale Agreement and (4) the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.
We hereby consent to the reference to us in the Base Prospectus under the caption “Legal Opinions” and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission by NEE on or about November 4, 2016, which will be incorporated by reference in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
This opinion is limited to the laws of the States of New York and Florida and the federal laws of the United States insofar as they bear on matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon an opinion of even date herewith addressed to you by Squire Patton Boggs (US) LLP, West Palm Beach, Florida. As to all matters of New York law, Squire Patton Boggs (US) LLP is hereby authorized to rely upon this opinion as though it were rendered to Squire Patton Boggs (US) LLP.
Very truly yours,

/s/ Morgan, Lewis & Bockius LLP